Exhibit 10.6
DTE ENERGY COMPANY
DEFERRED STOCK COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

The DTE Energy Company Deferred Stock Compensation Plan (the “Plan”) was originally established by DTE Energy Company (the “Company”) effective as of January 1, 1999 and was amended and restated effective January 1, 2005. This amendment and restatement of the Plan is effective January 1, 2022, unless another effective date is specified for a particular Plan provision.
Plan must confirm interim administrative compliance
The Plan was amended and restated effective January 1, 2005 to comply with the requirements of Code Section 409A exclusively with respect to benefits accrued and vested after December 31, 2004. It is intended that all Plan benefits accrued and vested as of December 31, 2004 are not subject to Code Section 409A. Only Plan benefits accrued and vested after January 1, 2005 are subject to Code Section 409A. Any inconsistency or ambiguity in this Plan document is to be construed consistent with this paragraph.

The Plan is being amended and restated effective January 1, 2022 to provide additional election opportunities for participating Directors for amounts credited to their accounts after December 31, 2021. Except as permitted in Section IV, all deferral elections applicable to amounts credited to accounts before January 1, 2022 remain in effect and irrevocable.

As permitted by the Treasury Regulations promulgated under Code Section 409A and guidance issued by the Internal Revenue Service, the Plan was administered in compliance with applicable guidance under Code Section 409A in effect after December 31, 2004 before the adoption of the January 1, 2005 amended and restated Plan document.

SECTION I    PURPOSE

The purpose of the Plan is to further the growth, development and financial success of the Company by providing incentives to Directors (as defined below) and to assist the Company in attracting and retaining Directors by offering Directors an opportunity to earn Company Common Stock.

SECTION II    ELIGIBILITY

Any member of the Company’s Board of Directors who is not a Company employee or an employee of any Affiliate (a “Director”) who was a participant in the Plan on December 31, 2021 remains a participant on January 1, 2022. Any individual who was not a participant on December 31, 2021 becomes a participant in the Plan as of the date the individual becomes a Director. For purposes of the Plan, “Affiliate” means any entity in which the Company directly or indirectly beneficially owns more than 50% of the voting securities.

SECTION III    ANNUAL AWARDS

Each Director participating in the Plan who is first elected or who is re-elected as a Director by the Company’s shareholders at the Company’s annual meeting of its shareholders will receive automatically, on the date approved for that year by the Company’s Board of Directors

(“Board”), a credit to an unfunded deferred stock account established for the Director under Section IV below, equal to the number of hypothetical shares of Company Common Stock approved for that year by the Board.

SECTION IV    ESTABLISHMENT AND ADMINISTRATION OF DEFERRED STOCK ACCOUNT

(A)    The annual amount of hypothetical Company Common Stock awarded to a Director under Section III will be credited to a deferred stock account maintained by the Company. Each Director’s account remains a part of the general funds of the Company, and nothing contained in this Plan creates a trust or fund of any kind or create any fiduciary relationship.

(B)    The deferred stock account for each Director who is a participant in the Plan is divided into three subaccounts:

(1)    The “Pre-2005 Subaccount” is the portion of a participant’s deferred stock account attributable to hypothetical shares of Company Common Stock awarded to the Director under Section III before January 1, 2005, and adjustments to the Director’s deferred stock account made under this Section IV attributable to the hypothetical shares of Company Common Stock awarded to the Director before January 1, 2005.

(2)    The “2005-2021 Subaccount” is the portion of a participant’s deferred stock account attributable to hypothetical shares of Company Common Stock awarded to the Director under Section III after December 31, 2004 and before January 1, 2022, and adjustments to the Director’s deferred stock account made under this Section IV attributable to the hypothetical shares of Company Common Stock awarded to the Director after December 31, 2004 and before January 1, 2022.

(3)    The “Post-2021 Subaccount” is the portion of a participant’s deferred stock account attributable to hypothetical shares of Company Common Stock awarded to the Director under Section III after December 31, 2021 and adjustments to the Director’s deferred stock account made under this Section IV attributable to the hypothetical shares of Company Common Stock awarded to the Director after December 31, 2021.

(C)    As of the last day of each month for each Director participating in this Plan and until all amounts in a Director’s deferred stock account are distributed to the Director, the deferred stock account for the Director will be adjusted as follows:

(1)    The account will first be charged with any distributions made during the month as of the date made.

(2)    Next, the account will be credited with the amount, if any, of hypothetical Company Common Stock awarded during that month under Section III, with the credit made as of the date provided in Section III.

(3)    Finally, the account will be adjusted to reflect the number of hypothetical shares of Company Common Stock allocated to the account during the month to reflect reinvested cash dividends. The number of hypothetical shares of Company Common

Stock allocated to reflect reinvested cash dividends will be equal to the number of shares of Company Common Stock that would have been allocated to the account as of any date if cash dividends paid on the equivalent number of shares of Company Common Stock treated as allocated to the account were automatically reinvested in the Company Common Stock at Fair Market Value on the trading day that is coincident with or next following the applicable dividend payment date. For purposes of the Plan, “Fair Market Value” means the closing sales price of Company Common Stock on the New York Stock Exchange (or any exchange on which Company Common Stock is listed if at any time Company Common Stock is not listed on the New York Stock Exchange) on the specified date.

In the event of any stock dividend or split, recapitalization, reclassification, increase or decrease in the number of outstanding shares, merger, consolidation or exchanges in shares or other similar changes in the Company’s Common Stock, appropriate adjustments will be made in the hypothetical shares of Company Common Stock allocated to each Director’s deferred stock account to reflect the change.

A separate record of the deferred stock account and adjustments to the account will be maintained by the Company for each participant in this Plan.

SECTION V    PAYMENT OF DEFERRED STOCK ACCOUNT

(A)    Pre-2005 Subaccount:

(1)    The balance of the Director’s Pre-2005 Subaccount shall be paid to a Director or, in the event of death, to the Director’s designated beneficiary in accordance with the Beneficiary Designation form that has been filed with the Corporate Secretary of the Company, within 15 days after the date the Director terminates service on the Board for any reason. Payment will be made in a lump sum in cash, or at the election of the Director made prior to termination of service, in whole shares of Company Common Stock with any fractional share being paid in cash. The amount of any cash distribution from a Director’s Pre-2005 Subaccount will be made at Fair Market Value on the trading day that is coincident with or next preceding the date the Director’s Board service terminates.

(2)    If a participating Director receives an assessment of income taxes from the Internal Revenue Service which treats any amount payable under this Plan from the Director’s Pre-2005 Subaccount as being includible in the Director’s gross income before the actual payment of the amount to the Director, the Company will pay an amount equal to the income taxes to the Director within 30 days after receiving written notice from the Director of the assessment, and the Director’s Pre-2005 Subaccount will be reduced by an amount equal to the income taxes paid to the Director.

(B)    2005-2021 Subaccount:

(1)    A Director’s 2005-2021 Subaccount is subject to the Director’s single election with respect to the deferral period and the form of distribution as in effect on December 31, 2021.

(2)    The default deferral period for hypothetical shares credited to a Director’s 2005-2021 Subaccount is three years from date awarded. The default form of distribution for hypothetical shares credited to a Director’s 2005-2021 Subaccount is a single lump sum paid on the date the deferral period ends.

(3) A Director was permitted to change the deferral period for all hypothetical shares of Company Common Stock credited to the Director’s 2005-2021 Subaccount to the date the Director’s service on the Board terminates. For purposes of the Plan, a Director’s service on the Board terminates as of the date specified by the Company in the Company’s required filing with U.S. Securities and Exchange Commission.

A Director who elected to change the deferral period for the Director’s 2005-2021 Subaccount to the date the Director’s service on the Board terminates was also permitted to elect to change the form of distribution from a single lump sum to annual installments over a period of two to 10 years. The first annual installment will be paid on the date the deferral period ends (unless deferred under Section B(6)(b) of this Section V), and later annual installments will be paid on the anniversary of the date the first annual installment payment is paid. The initial installment will be determined by dividing the number of hypothetical shares of Company Common Stock in the Director’s 2005-2021 Subaccount as of the first annual installment payment date by the number of annual installment payments to be made. Each annual installment payment thereafter is recalculated to reflect changes in the Director’s 2005-2021 Subaccount through the anniversary of the first annual installment payment and the remaining number of annual installment payments to be made.

A Director who retained the default deferral period of three years from date awarded (or who elected before January 1, 2009 to reinstate the default deferral period of three years from the date awarded) for the Director’s 2005-2021 Subaccount was not permitted to elect any form of distribution other than a single lump sum paid on the date the deferral period ends for the Director’s 2005-2021 Subaccount.

(4)    A Director who first became a participant in the Plan under Section II before January 1, 2009 was permitted to change the timing and form of the distribution of the Director’s 2005-2021 Subaccount by filing a written election with the Company before January 1, 2009 that satisfied both of the following:

(a)    The Director’s election did not defer to a date after December 31, 2008 any distribution of the 2005-2021 Subaccount otherwise required to be made before January 1, 2009; and

(b)    The Director’s election did not accelerate to a date before January 1, 2009 any distribution of the 2005-2021 Subaccount otherwise required to be made after December 31, 2008.

(5)    A Director who first became a participant in the Plan under Section II after December 31, 2008 and before January 1, 2022 was permitted to elect, not later than 30 days after the date the Director first became a participant in the Plan, to change the deferral period for all hypothetical shares credited to the Director’s 2005-2021

Subaccount from three years after date awarded to the date the Director’s service on the Board terminates. If a Director elected under this paragraph to change the deferral period to the date the Director’s service on the Board terminates, the Director was also permitted to elect, not later than 30 days after the date the Director first became a participant in the Plan, to change the form of distribution from a single lump sum on the date the deferral period ends to annual installments for a period of two to 10 years. If a Director who first became a participant in the Plan after December 31, 2008 and before January 1, 2022 did not elect to change the deferral period within 30 days after the date the Director first became a participant in the Plan as permitted under this Section B(5), the Director is not permitted to change the deferral period at any later time.

(6)    After December 31, 2008, a Director who has previously elected a deferral period ending on the date the Director’s service on the Board terminates may make one election to change the form of distribution previously elected for the Director’s 2005-2021 Subaccount by filing a written election with the Company that satisfies both of the following:

(a)    The Director’s election is filed with the Company at least 12 months before the date the Director’s service on the Board terminates; and

(b)    The Director’s election designates that distribution of the Director’s 2005-2021 Subaccount will begin at least 5 years after the date the Director’s service on the Board terminates.

Any election under this Section B(6) also applies to the portion of the Director’s Post-2021 Subaccount deferred until the date the Director’s service on the Board terminates.

(7)    Any distribution from a Director’s 2005-2021 Subaccount will be made in cash or, at the election of the Director made before termination of the Director’s Board service, in whole shares of Company Common Stock with any fractional share being paid in cash. An election to receive the Director’s 2005-2021 Subaccount deferred until the date the Director’s service on the Board terminates in stock also applies to the portion of the Director’s Post-2021 Subaccount deferred until the date the Director’s service on the Board terminates.

The Director’s 2005-2021 Subaccount will be valued at Fair Market Value on the trading day that is coincident with or next preceding:

(a)    the date the deferral period ends, for any distribution made under the default deferral period of three years after the date awarded or for any single lump sum payment or first annual installment that is not delayed under Section B(6)(b) of this Article V; or

(b)    the date a single lump sum payment or first annual installment is to be paid under the Director’s election under Section B(6) of this Article V; or

(c)    each anniversary of the first annual installment, for any distribution to be made in the form of annual installments over a period of two to 10 years.

(8)    If a Director receives an assessment of income taxes from the Internal Revenue Service that treats any amount payable under this Plan from the Director’s 2005-2021 Subaccount as being includible in the Director’s gross income before the actual payment of the amount to the Director, the Company will distribute from the Director’s 2005-2021 Subaccount an amount equal to the income taxes to the Director within 30 days after the Company receives written notice from the Director of the assessment. The Director’s 2005-2021 Subaccount will be reduced by the amount distributed to the Director under this Section B(8) of this Article V.

(C)    Post-2021 Subaccount:

(1)    A Director may elect the deferral period for each award credited to the Director’s Post-2021 Subaccount by submitting an election to the Company, in a form acceptable to the Company, before January 1 of the calendar year in which the award will be credited. An individual who is first elected as a Director by the Company’s shareholders must submit an election to the Company, in a form acceptable to the Company, not fewer than 30 days before the date of the annual meeting of the Company’s shareholders at which the individual is first elected.

The election must specify one of the following deferral periods for the award:

(a)    one year after date award is credited to the Director’s Post-2021 Subaccount (“Credited Date”);
(b)    three years after Credited Date;
(c)    five years after Credited Date; or
(d)    termination of the Director’s Board service (a Director’s service on the Board terminates as of the date specified by the Company in the Company’s required filing with U.S. Securities and Exchange Commission).

(2)    If a Director does not timely submit an election for the deferral period for an award credited to the Director’s Post-2021 Subaccount, the default deferral period specified in this Section C(2) applies to that award. The default deferral period for an award credited to a Director’s Post-2021 Subaccount in 2022 is the Director’s deferral period election in effect for the award credited to the Director’s 2005-2021 Subaccount in 2021. The default deferral period for each award credited to a Director’s Post-2021 Subaccount after 2022 is the Director’s deferral period election in effect for the last award credited to the Director’s Post-2021 Subaccount. The default deferral period for the first award credited to a newly elected Director’s Post-2021 Subaccount is three years after Credited Date.

(3)    The mandatory form of distribution for any award for which a Director elects a deferral period of one year, three years, or five years is a lump sum. No other form of distribution is permitted.

(4)    A Director may elect the form of distribution for all awards credited to the Director’s Post-2021 Subaccount that the Director elects to defer until termination of the Director’s Board service, by submitting an election to the Company, in a form acceptable to the Company, before January 1 of the calendar year in which the first award to be deferred until termination of the Director’s Board service will be credited. The election must specify one of the following forms of distribution:

(a)    Single lump sum; or
(b)    Annual installments over two to 10 years.

The first election of a form of distribution will apply to all awards credited to the Director’s Post-2021 Subaccount that the Director elects to defer until termination of the Director’s Board service.

However, if the Director elected to defer the Director’s 2005-2021 Subaccount until termination of the Director’s Board service, the form of distribution elected for the Director’s 2005-2021 Subaccount automatically applies to all awards credited to the Director’s Post-2021 Subaccount deferred until termination of the Director’s Board service. The Director may not elect different forms of distribution for awards credited to the Director’s 2005-2021 Subaccount and the Director’s Post-2021 Subaccount that are deferred until termination of the Director’s Board service.

(5)    If a Director has not elected to defer the Director’s 2005-2021 Subaccount until termination of the Director’s Board service, and the Director first elects to defer an award credited to the Director’s Post-2021 Subaccount until the termination of the Director’s Board service but does not elect a form of distribution, the default form of distribution is a single lump sum.

(6)    Except as specified in Section C(8), a Director may elect to receive payment of an award credited to the Director’s Post-2021 Subaccount in cash or in shares of Company Common Stock, by submitting an election to the Company, in a form acceptable to the Company, before January 1 of the calendar year in which the award will be credited.

(7)    Except as specified in Section C(8), if a Director does not timely submit an election for the form of payment for an award credited to the Director’s Post-2021 Subaccount, the default form of payment specified in this Section C(7) applies to that award. The default form of payment for an award credited to a Director’s Post-2021 Subaccount in 2022 is cash. The default form of payment for each award credited to a Director’s Post-2021 Subaccount after 2022 is the Director’s form of payment election in effect for the last award credited to the Director’s Post-2021 Subaccount.

(8)    Notwithstanding Sections C(6) and C(7), all awards credited to a Director’s Post-2021 Subaccount for which the Director has elected a deferral period until the termination of the Director’s Board service will be paid in cash, unless the Director elects to have those deferred awards paid in shares of Company Common Stock before the termination of the Director’s Board service. A Director’s election to receive any awards deferred until termination of the Director’s Board service in shares of Company Common Stock applies to all awards credited to the Directors 2005-2021 Subaccount and the

Director’s Post-2021 Subaccount that have been deferred until termination of the Director’s Board service. A Director cannot elect a different form of payment for each award deferred until the termination of the Director’s Board service.

(9)    A Director who has previously elected a deferral period ending on the date the Director’s service on the Board terminates may make one election to change the form of distribution previously elected for the Director’s Post-2021 Subaccount by filing a written election with the Company that satisfies both of the following:

(a)    The Director’s election is filed with the Company at least 12 months before the date the Director’s service on the Board terminates; and

(b)    The Director’s election designates that distribution of the Director’s Post-2021 Subaccount will begin at least 5 years after the date the Director’s service on the Board terminates.

Any election under this Section C(9) also applies to the Director’s 2005-2021 Subaccount if the Director elected to defer the Director’s 2005-2021 Subaccount until the date the Director’s service on the Board terminates.

(10)    The Director’s Post-2021 Subaccount will be valued at Fair Market Value on the trading day that is coincident with or next preceding:

(a)    the date a deferral period ends; or

(b)    the date a single lump sum payment or first annual installment is to be paid under the Director’s election under Section C(9) of this Article V; or

(c)    each anniversary of the first annual installment, for any distribution to be made in the form of annual installments over a period of two to 10 years.

(11)    If a Director receives an assessment of income taxes from the Internal Revenue Service that treats any amount payable under this Plan from the Director’s Post-2021 Subaccount as being includible in the Director’s gross income before the actual payment of the amount to the Director, the Company will distribute from the Director’s Post-2021 Subaccount an amount equal to the income taxes to the Director within 30 days after the Company receives written notice from the Director of the assessment. The Director’s Post-2021 Subaccount will be reduced by the amount distributed to the Director under this Section C(11) of this Article V.

(D)    Provisions Applicable to Payments from All Subaccounts:

(1)    Each payment under this Plan will be reduced by any federal, state, or local taxes the Company determines should be withheld from the payment.

(2)    Benefits under this Plan are payable solely from the general assets of the Company. However, no provision in this Plan precludes the Company from segregating assets intended to be a source for payment of benefits under this Plan. Each participant in this Plan has the status of a general unsecured creditor of the Company. This Plan constitutes a promise by the Company to make benefit payments in the future. It is intended that this Plan be unfunded for tax purposes and that this Plan remain unfunded for the entire period of its existence.

(3)    Notwithstanding the foregoing or anything to the contrary in the Plan, the distribution of all or any portion of a Director’s Subaccount will be delayed for a period not to exceed seven months or may be subject to prior approval by the Board to the extent that the Corporate Governance Committee of the Board (“Committee”) determines that such delay or approval is necessary or desirable to ensure that the distribution from the Director’s Subaccount under the Plan will qualify for an exemption from the liability provisions imposed on the Director under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any rules and regulations issued thereunder. In the event of any such delay, the undistributed portion of the Director’s Subaccount shall continue to be subject to adjustment as provided in Section IV until distribution is made.

SECTION VI    DESIGNATION OF BENEFICIARY

Each Director, on becoming a participant, must file with the Corporate Secretary of the Company a beneficiary designation on a form approved by the Company designating one or more beneficiaries to whom payments otherwise due the participant will be made in the event of the Director’s while serving as a Director or after leaving the Board. A beneficiary designation will be effective only if the signed beneficiary designation form is filed with the Corporate Secretary of the Company when the Director is alive, and will cancel all beneficiary designations signed and filed previously under this Plan. If the primary beneficiary survives the Director but dies before receiving all the amounts due under the Plan, the deferred amounts remaining unpaid at the time of the primary beneficiary’s death will be paid in one lump sum to the legal representative of the primary beneficiary’s estate. If the primary beneficiary predeceases the Director and the Director does not designate a new primary beneficiary before the Director’s death, amounts remaining unpaid at the time of the Director’s death will be paid in the order specified by the Director to the contingent beneficiary(s) surviving the Director. If the contingent beneficiary(s) dies before receiving all the amounts due under the Plan, the unpaid amount will be paid in one lump sum to the legal representative of the contingent beneficiary(s) estate. If the Director fails to designate a beneficiary(s) as provided in this Section, or if all designated beneficiaries predecease the Director, the deferred amounts remaining unpaid at the time of the Director’s death will be paid in one lump sum to the legal representative of the Director’s estate.

SECTION VII    NON-ALIENABILITY AND NON-TRANSFERABILITY

No Director, beneficiary designated by the Director, or creditors of the Director have any right to, directly or indirectly, anticipate, alienate, sell, transfer, assign, pledge, encumber, attach, or garnish any amount that is or may be payable under the Plan.

SECTION VIII    ADMINISTRATION OF PLAN; ARBITRATION

(A)    Full power and authority to construe, interpret, and administer the Plan is vested in the Committee. Decisions of the Committee are final, conclusive, and binding upon all parties.

(B)    Notwithstanding Section VIII(a) hereof, in the event of any dispute, claim, or controversy (hereinafter referred to as a “Grievance”) between a Director who is eligible to elect to receive the benefits provided under this Plan and the Company with respect to the payment of benefits to the Director under this Plan, the computation of benefits under this Plan, or any of the terms and conditions of this Plan, the Grievance will be resolved by arbitration in accordance with this Section VIII(b).

(1)    Arbitration is the sole and exclusive remedy to redress any Grievance.

(2)    The arbitration decision will be final and binding, and a judgment on the arbitration award may be entered in any court of competent jurisdiction and enforcement may be had according to its terms.

(3)    The arbitration will be conducted by the American Arbitration Association (“AAA”) in accordance with the Commercial Arbitration Rules of the AAA and the Company will bear the expenses of the arbitrators and the AAA. Neither the Company nor the Director will be entitled to attorneys’ fees, expert witness fees, or other expenses expended in the course of the arbitration or the enforcement of any award rendered through the arbitration.

(4)    The arbitration will be held at the offices of the AAA in the Detroit Metropolitan area, Michigan or through video conferencing when appropriate in the circumstances and approved by the AAA.

(5)    The arbitrator(s) will not have the jurisdiction or authority to change any of the provisions of this Plan by alteration of, addition to, or subtraction from the terms of the Plan. The arbitrator(s)’ sole authority will be to apply any terms and conditions of this Plan. Since arbitration is the exclusive remedy with respect to any Grievance, no Director eligible to receive benefits provided under this Plan has the right to resort to any federal court, state court, local court, or administrative agency concerning breaches of any terms and provisions of the Plan, and the decision of the arbitrator(s) will be a complete defense to any suit, action, or proceeding instituted in any federal court, state court, local court or administrative agency by the Director or the Company with respect to any Grievance which is arbitrable under the Plan.

(6)    The arbitration provisions will, with respect to any Grievance, survive the termination of this Plan.

(C)    The obligation of the Company to deliver shares of Company Common Stock under the Plan is subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(D)    If at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of shares of Company Common Stock issuable under the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, no shares will be issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

(E)    In the event that the disposition of shares of Company Common Stock acquired under the Plan is not covered by a then current registration statement under the Securities Act of 1933 as amended (the “Securities Act”), and is not otherwise exempt from registration, the shares will be restricted against transfer to the extent required by the Securities Act or related regulations, and the Committee may require any individual receiving shares under the Plan, as a condition precedent to receipt of the shares, to represent to the Company in writing that the shares acquired by the individual are acquired for investment only and not with a view to distribution. The certificate for any shares acquired under the Plan will include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

(F)    No Director will be deemed for any purpose to be or to have the rights and privileges of the owner of Company Common Stock with respect to any hypothetical shares treated as allocated to the Director’s deferred stock account unless and until the Director becomes the holder of the Company Common Stock upon its distribution under the Plan.

SECTION IX    AMENDMENT OR TERMINATION OF PLAN

The Board may amend or terminate this Plan at any time. Any amendment or termination of this Plan will not affect the rights of participants or beneficiaries to the amounts in the Directors’ deferred stock accounts at the time of the amendment or termination.

SECTION X    APPLICABLE LAW

The provisions of this Plan are to be interpreted and construed in accordance with the laws of the State of Michigan.

SECTION XI    SUCCESSORS

The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets, or both, of the Company expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if the succession had not taken place. This Plan is binding upon and inures to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets, or both, of the Company whether by sale, merger, consolidation, reorganization or otherwise (and the successor will be treated as the “Company” for the purposes of this Plan), and the heirs, executors and administrators of each Director.

SECTION XII    EXECUTION

DTE Energy Company, as authorized by the resolutions of the Board, has caused this amended and restated Plan document to be executed in its name and by its Chief Executive Officer as of the 8th day of December, 2021.

DTE Energy Company

By: /s/Jerry Norcia
Jerry Norcia